Exhibit 99.1

MaxCyte Reports Second Quarter and Half-Year 2022 Financial Results

45% Year-Over-Year Core Business Revenue Growth in Second Quarter 2022

Raises 2022 Core Revenue Growth Guidance to Approximately 30%

ROCKVILLE, MD, August 10, 2022 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization, today announced financial results for the second quarter and six months ended June 30, 2022.

Second Quarter and Recent Highlights

●	Total revenue of $9.6 million in the second quarter of 2022, an increase of 35% over the second quarter of 2021 driven by strong growth in the cell therapy market; core business revenues grew 45% led by revenue from cell therapy customers which increased 61%, with drug discovery revenues growing by 4%.
●	Raising 2022 revenue guidance for core business revenue growth to approximately 30%.
●	Expecting SPL Program-related revenue to be approximately $4 million for the full year.
●	Total cash, cash equivalents and short-term investments were $240.9 million as of June 30, 2022.
●	Signed the Company’s 17th SPL agreement in July 2022; LG Chem licensed the use of MaxCyte’s Flow Electroporation® ExPERT™ platform to advance cellular research and development of engineered cell-based therapies.

“We are pleased with these strong second quarter 2022 results, with 45% year-over-year core business revenue growth, highlighted by 61% growth in revenues from Cell Therapy customers. We remain encouraged by the ongoing growth of our SPL portfolio with the addition of LG Chem, our 17th SPL partner, and second SPL agreement signed in 2022, as well as the continued progress of our existing partnerships. Importantly, our LG Chem partnership broadens the reach of our SPL portfolio into Asia,” said Doug Doerfler, President and CEO of MaxCyte.

“Overall, our optimism about the potential for the development programs covered by our existing partners to generate growing revenue in both pre-clinical research and clinical progress remains high. Our ExPERT™ platform continues to be used to enable a broad range of cell types and approaches targeting a wide array of indications, and its adoption is increasing within the industry. We are making ongoing investments to drive revenue growth, support and expand the widening array of applications for our technology, while also strengthening our team and expanding our ability to support customers through in-house manufacturing and robust infrastructure. These investments should allow us to take advantage of expanding markets and support our partners as they move forward in development and commercialization.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2022	2021	%	2022	2021	%
(in thousands, except percentages)
Cell therapy	$7,688	$4,766	61%	$15,104	$9,494	59%
Drug discovery	1,916	1,838	4%	4,083	3,601	13%
Program-related	4	504	NM	2,008	508	295%
Total revenue	$9,608	$7,108	35%	$21,195	$13,603	56%

Second Quarter 2022 Financial Results

Total revenue for the second quarter of 2022 was $9.6 million, compared to $7.1 million in the second quarter of 2021, representing growth of 35%.

Core business revenue was $9.6 million, including 61% revenue growth from cell therapy customers and 4% from drug discovery customers, compared to core business revenue of $6.6 million in the same period last year.

We did not have any material SPL Program-related revenue in the second quarter of 2022, as compared to $0.5 million in the second quarter of 2021.

Gross profit for the second quarter of 2022 was $8.5 million (88% gross margin), compared to $6.3 million (89% gross margin) in the same period of the prior year.

Operating expenses for the second quarter of 2022 were $17.2 million, compared to operating expenses of $10.7 million in the second quarter of 2021. The overall increase in operating expenses was primarily driven by increased staff in field sales and science, manufacturing, and lab teams to support our customers’ and partners’ growth. The increase also included additional public company-related, stock-based compensation, and marketing expenses compared with the same period a year ago.

Second quarter 2022 net loss was $8.3 million compared to net loss of $4.4 million for the same period in 2021. EBITDA, a non-GAAP measure, was a loss of $8.2 million for the second quarter of 2022, compared to a loss of $4.1 million for the second quarter of the prior year. Stock-based compensation expense was $3.0 million for the second quarter versus $1.9 million for the same period in the prior year.

Total cash, cash equivalents and short-term investments were $240.9 million as of June 30, 2022.

First Half 2022 Financial Results

Total revenue for the first half of 2022 was $21.2 million, compared to $13.6 million in the first half of 2021, representing growth of 56%. Overall sales to the cell therapy (up 59%) and the drug discovery (up 13%) markets were sources of strength in the first half.

The Company recognized $2.0 million of program-related revenue in the first half of 2022, as compared to $0.5 million in program-related revenue in the first half of 2021.

Gross profit for the first half of 2022 was $19.0 million (90% gross margin), compared to $12.1 million (89% gross margin) in the same period of the prior year.

Operating expenses for the first half of 2022 were $31.9 million, compared to operating expenses of $22.9 million in the first half of 2021. The overall increase in operating expenses was primarily driven by increased staff in field sales and science, manufacturing, and lab teams to support our customers’ and partners’ growth. The increase also included additional stock-based compensation, public company-related, and marketing expenses compared with the same period a year ago.

First half 2022 net loss was $12.3 million compared to net loss of $11.5 million for the same period in 2021. EBITDA was a loss of $11.9 million for the first half of 2022, compared to a loss of $10.5 million for the same period of the prior year. Stock-based compensation expense was $5.4 million for the first half of 2022 versus $3.2 million for the same period in the prior year.

2022 Revenue Guidance

We expect core business revenue (instruments and disposables to cell therapy and drug discovery customers and excluding program-related revenue) in 2022 to grow approximately 30% compared to 2021. We continue to expect SPL Program-related revenue to be approximately $4 million in 2022.

Webcast and Conference Call Details

MaxCyte will host a conference call today, August 10, 2022, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

MaxCyte is a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization. Over the past 20 years, we have developed and commercialized our proprietary Flow Electroporation® technology, which facilitates complex engineering of a wide variety of cells. Our ExPERT™ platform, which is based on our Flow Electroporation technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™ GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings, before interest, tax, depreciation and amortization.  MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents

EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue guidance for the year ending December 31, 2022, and expectations regarding adoption of the ExPERT™ platform, expansion of and revenue from our SPL Programs and the progression of our customers’ programs into and through clinical trials. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the impact of COVID-19 on our operations;  the timing of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; and general market and economic conditions may impact investor confidence in the biopharmaceutical industry affecting the amount of capital such investors provide to our current and potential partners resulting in decreased demand for our products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 22, 2022, as well as in discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser Gilmartin Group David Deuchler, CFA	+1 415-937-5400 ir@mazxcyte.com
US Media Relations Seismic Valerie Enes Nominated Adviser and Joint Corporate Broker Panmure Gordon Emma Earl / Freddy Crossley Corporate Broking Rupert Dearden	+1 408-497-8568 +44 (0)20 7886 2500
UK IR Adviser Consilium Strategic Communications Mary-Jane Elliott Chris Welsh	+44 (0)203 709 5700 maxcyte@consilium-comms.com

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

	June 30,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$109,168,400	$47,782,400
Short-term investments, at amortized cost	131,719,200	207,261,400
Accounts receivable	7,432,900	6,877,000
Accounts receivable – TIA*	475,600	—
Inventory	7,722,000	5,204,600
Prepaid expenses and other current assets	1,311,600	3,307,400
Total current assets	257,829,700	270,432,800

Property and equipment, net	20,596,100	7,681,200
Right of use asset - operating leases	10,430,300	5,689,300
Other assets	920,500	316,700
Total assets	$289,776,600	$284,120,000

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$$2,456,300	$1,820,300
Accrued expenses and other	7,901,800	6,523,500
Operating lease liability, current	438,700	527,200
Deferred revenue, current portion	7,310,600	6,746,800
Total current liabilities	18,107,400	15,617,800

Operating lease liability, net of current portion	14,053,300	5,154,900
Other liabilities	393,000	450,200
Total liabilities	32,553,700	21,222,900

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 101,661,288 and 101,202,705 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,016,600	1,012,000
Additional paid-in capital	382,838,300	376,189,600
Accumulated deficit	(126,632,000)	(114,304,500)
Total stockholders’ equity	257,222,900	262,897,100
Total liabilities and stockholders’ equity	$289,776,600	$284,120,000

* Tenant improvement allowance (“TIA”)

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$9,607,800	$7,108,100	$21,195,100	$13,602,900
Cost of goods sold	1,120,400	784,500	2,183,000	1,477,600
Gross profit	8,487,400	6,323,600	19,012,100	12,125,300

Operating expenses:
Research and development	4,696,000	3,203,900	8,461,200	9,280,300
Sales and marketing	4,930,600	2,912,900	8,769,300	5,702,000
General and administrative	7,102,600	4,301,100	13,735,100	7,298,900
Depreciation and amortization	497,100	322,900	944,500	634,400
Total operating expenses	17,226,300	10,740,800	31,910,100	22,915,600
Operating loss	(8,738,900)	(4,417,200)	(12,898,000)	(10,790,300)

Other income (expense):
Interest and other expense	—	(13,200)	—	(755,500)
Interest income	478,700	8,600	570,500	18,400
Total other income (expense)	478,700	(4,600)	570,500	(737,100)
Net loss	$(8,260,200)	$(4,421,800)	$(12,327,500)	$(11,527,400)
Basic and diluted net loss per share	$(0.08)	$(0.05)	$(0.12)	$(0.14)
Weighted average shares outstanding, basic and diluted	101,427,430	84,706,516	101,547,583	82,865,526

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(12,327,500)	$(11,527,400)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,035,000	641,400
Net book value of consigned equipment sold	51,400	13,900
Loss on disposal of fixed assets	—	19,800
Fair value adjustment of liability classified warrant	—	358,200
Stock-based compensation	5,435,200	3,225,000
Amortization of discounts on short-term investments	(206,100)	1,900
Non-cash interest expense	—	5,400

Changes in operating assets and liabilities:
Accounts receivable	(555,900)	(547,300)
Accounts receivable - TIA	(475,600)	—
Inventory	(2,639,500)	(182,300)
Prepaid expense and other current assets	1,995,800	(342,700)
Right of use asset – operating leases	(4,741,000)	554,400
Right of use asset – finance lease	—	47,600
Other assets	(603,800)	(1,670,200)
Accounts payable, accrued expenses and other	939,900	(992,400)
Operating lease liability	8,809,900	(584,000)
Deferred revenue	563,800	1,911,800
Other liabilities	(57,200)	38,000
Net cash used in operating activities	(2,775,600)	(9,028,900)

Cash flows from investing activities:
Purchases of short-term investments	(131,547,700)	(35,963,100)
Maturities of short-term investments	207,296,000	16,000,000
Purchases of property and equipment	(12,804,800)	(1,271,100)
Proceeds from sale of equipment	—	4,600
Net cash provided by (used in) investing activities	62,943,500	(21,229,600)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	51,808,900
Principal payments on notes payable	—	(4,922,400)
Proceeds from exercise of stock options	1,218,100	2,089,300
Principal payments on finance leases	—	(49,300)
Net cash provided by financing activities	1,218,100	48,926,500
Net increase in cash and cash equivalents	61,386,000	18,668,000
Cash and cash equivalents, beginning of period	47,782,400	18,755,200
Cash and cash equivalents, end of period	$109,168,400	$37,423,200

Unaudited Reconciliation of Net Loss to EBITDA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(8,260)	$(4,422)	$(12,328)	$(11,527)
Depreciation and amortization expense	548	333	1,035	641
Interest (income) expense, net	(479)	(6)	(571)	379
Income taxes	—	—	—	—
EBITDA	$(8,191)	$(4,095)	$(11,864)	$(10,507)